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                                                                      Exhibit 11

                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT, dated as of July ______, 1998, is made by and between Electropharmacology, Inc., a Delaware corporation (the "Company") and the Holders (as hereinafter defined).

         The parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the following respective meanings:

      "AGREEMENT" means this Registration Rights Agreement.

      "BUSINESS DAY" means a day other than a Saturday, Sunday, or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

      "COMMISSION" means the Securities and Exchange Commission.

      "COMMON STOCK" means Common Stock, par value $.01 per share, of the Company.

      "COMPANY" shall have the meaning set forth in the preamble and shall include the Company's successors.

      "COMPANY BOARD" means the Board of Directors of the Company.

      "COMPANY CERTIFICATE" shall have the meaning assigned thereto in Section
      6.

      "COMPANY INDEMNITEE" shall have the meaning assigned thereto in Section
      11.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

      "EXCHANGE ACT DOCUMENTS" shall have the meaning assigned thereto in
      Section 5.4(a)(vi).

      "HOLDER" means those persons whose names are set forth on Schedule A hereto.

      "HOLDER INDEMNITEE" shall have the meaning assigned thereto in Section 11.

      "INDEMNIFIED PERSON" means a Holder Indemnitee or Company Indemnitee.

      "INDEMNIFYING PERSON" shall have the meaning assigned thereto in Section
      12.

      "PERSON" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.




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      "PROCESS AGENT" shall have the meaning assigned thereto in Section 19.

      "REGISTERABLE SECURITIES" means those shares of Common Stock set forth next to the name of each Holder on Schedule A; PROVIDED, that if nationally recognized securities counsel to the Company delivers to the Company a written legal opinion to the effect that any particular shares of Common Stock may be disposed of by the Holder thereof in the manner proposed by such Holder without registration under the Securities Act in accordance with Rule 144(k) thereunder, such shares of Common Stock shall not be Registerable Securities.

      "RULE 144" shall have the meaning assigned thereto in Section 9.

      "SECURITIES ACT" means the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

      "SUSPENSION NOTICE" shall have the meaning assigned thereto in Section
      4(c).

2. INTERPRETATION. The following provisions shall govern the interpretation of this Agreement:

      (a) The singular form of any word used herein, including the terms defined in Section 1.1, shall include the plural, and vice versa, unless the context otherwise requires. The use herein of a pronoun of any gender shall include correlative words of the other gender.

      (b) Unless otherwise expressly indicated, all references herein to "ARTICLES," "SECTIONS" and other subdivisions hereof are to the corresponding Articles, Sections or subdivisions of this Agreement; and the words "herein," "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or subdivision hereof.

      (c) The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Agreement.

      (d) Each reference herein to any agreement, instrument or other document shall mean such agreement, instrument or document as from time to time amended, modified or supplemented in accordance with the terms hereof and thereof. The term "including" shall be construed to mean "including but not limited to."

3.1 REGISTRATION. The Company shall (a) file with the Commission as soon as reasonably practicable a Registration Statement (the "Registration Statement") on Form S-1 to register the Registerable Securities in connection with their sale by the Holders and (b) use its reasonable efforts to have the Registration Statement declared effective by the Commission and remain continuously effective for a period of not less than one (1) year or, if earlier, until the date on which all Registerable Securities covered by such registration have been disposed of by the Holders either pursuant to the Registration Statement or otherwise; provided, that the Company shall use its reasonable efforts to regain its eligibility to use Form S-3 and thereafter to refile the Registration Statement on Form S-3 and maintain its effectiveness until all of the Holders can resell their shares under Rule 144(k). Such one (1) year period shall be extended by (A) the period that any Suspension Notice is in effect under


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      Section 4(c) and (B) the period that any deferral is in effect under
      Section 6. The Company further agrees that if permitted by the rules and regulations of the Commission, the registration contemplated by this
      Section 3 shall be made pursuant to Rule 415 of the Securities Act. In the event of an underwritten public offering of the Registrable Securities, if the underwriters of such offering advise the Company and the Holders in writing that in their opinion the amount of the Registrable Securities to be included in such offering would adversely affect the success of such offering, then the Company shall include, on behalf of such Holders, only the amount of Registrable Securities that in the opinion of such underwriters, can be sold without any such adverse affect, and such securities shall be allocated pro rata among all such Holders. Following the period of effectiveness set forth in this Section 3.1 above, at the request of any Holder, the Company shall keep the Registration Statement effective, subject to the other terms and conditions of this Agreement, so long as such Holder (and any other Holders that desire for the Registration Statement to remain effective) pays to the Company the cost of maintaining the effectiveness of such Registration Statement, which costs shall include the cost of legal fees to amend or supplement the Registration Statement, accounting fees related to obtaining the auditors' consent and any filing fees related thereto, but which costs shall not include any costs required to keep the Company in compliance with the reporting requirements of the Exchange Act. All Holders who desire to pay the costs to keep the Registration Statement effective shall share such costs on a pro rata basis based on the number of shares of Common Stock covered by the Registration Statement, and the Company shall not be required to keep the Registration Statement effective with respect to any shares of any Holder who does not agree to pay such costs.

3.2 PIGGYBACK REGISTRATION. In the event that the Registration Statement required by Section 3.1 is no longer effective, the Company agrees that whenever it proposes to file a registration statement (other than a registration statement on Form S-4 or S-8 or any successor forms) for the registration of securities of the Company to be sold by the Company or any other Person for cash, it will, at least 15 days prior to such filing, give written notice to all Holders of its intention to do so and, upon the written request of a Holder given within 10 days after the Company provides such notice (which request shall state the number and intended method of disposition of such Registrable Securities), the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested by such Holder to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; PROVIDED, HOWEVER, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this
      Section 3.2 without any obligation to any Holder whatsoever. In the event of an underwritten public offering of the Registrable Securities, if the underwriters of such offering advise the Company and the Holders in writing that in their opinion the amount of the Registrable Securities to be included in such offering would adversely affect the success of such offering, then the Company shall include, on behalf of such Holders, only the amount of Registrable Securities that in the opinion of such underwriters, can be sold without any such adverse affect, and such securities shall be allocated pro rata among all such Holders.




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4.    REGISTRATION STATEMENT.

      (a) In connection with the obligations of the Company under Section 3, the Company shall:

            (i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus as may be necessary to maintain the effectiveness of the Registration Statement for the period required by Section 3 and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Registrable Securities covered by the Registration Statement;

            (ii) for a reasonable period prior to the filing of the Registration Statement, and throughout the period of effectiveness required by Section 3 upon reasonable notice, make available for inspection by a representative of the Holders, any underwriter participating in any distribution pursuant to the Registration Statement, and any attorney or accountant designated by the Holders, at a reasonable time and in a reasonable manner, financial and other information and books and records of the Company, and cause the officers, directors and employees of the Company to respond to such inquiries and supply information reasonably requested by any such representative, underwriter, attorney or accountant in the course of conducting a reasonable investigation within the meaning of Section 11(b) of the Securities Act; PROVIDED, HOWEVER, that such representatives, attorneys or accountants shall be acceptable to the Company in its judgment reasonably exercised and shall agree to enter into written confidentiality agreements acceptable to the Company regarding any records, information or documents that are designated by the Company as confidential unless such records, information or documents are available to the public or disclosure of such records, information or documents is required by court or administrative order after the exhaustion of appeals therefrom and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose;

            (iii) promptly advise the Holders, and the managing underwriter or underwriters, if any, and confirm such advice in writing when, to its knowledge, (A) the Registrable Securities or supplement or post-effective amendment has been declared or becomes effective, (B) the Commission has issued any stop order suspending the effectiveness of the Registration Statement or has initiated or threatened any proceedings for that purpose,
                  (C) the qualification of the Registrable Securities for sale in any jurisdiction has been suspended or any proceeding for such purpose has been initiated or threatened, or (D) any event has occurred that makes any statement made in the Registration Statement or the related prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or prospectus in order to make the statements therein not misleading;

            (iv) upon the occurrence of any event contemplated by Section 4(a)(iii)(D) hereof, use its reasonable efforts , as promptly as possible, to prepare and distribute to the Holders, and the managing underwriter or underwriters, if any, and file with the Commission, as applicable, a supplement or post-effective amendment to the Registration Statement or the prospectus contained therein or any document incorporated therein by reference or distribute or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;


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            (v)   use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto at the earliest practicable date;

            (vi) provide copies of any prospectus, any amendment to the Registration Statement or amendment or supplement to any prospectus or any document that is to be incorporated by reference into the Registration Statement or any prospectus after initial filing of the Registration Statement, a reasonable time prior to the filing of any such prospectus, amendment, supplement or document, to the Holders and underwriters, if any, and make the representatives of the Company available on a reasonable basis if reasonably requested by the Holders; PROVIDED that the requirements of this paragraph shall not apply to documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (the "EXCHANGE ACT DOCUMENTS"); and PROVIDED FURTHER that the Company shall promptly notify Holders of the filing of any Exchange Act Documents except for such Exchange Act Documents specifically related to the offering of other securities and not to the Registerable Securities;

            (vii) furnish to each Holder and to each underwriter and selling agent, if any, at the expense of the Holders as many copies of the prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or managing underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

           (viii) use its reasonable efforts to (A) register or qualify the Registrable Securities to be included in the Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Holders and each placement or sales agent, if any, therefor and each underwriter, if any, thereof shall reasonably request in writing on a timely basis, (B) take any and all other actions as may be reasonably necessary or advisable to enable each such holder, agent if any, and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities; PROVIDED that the Company shall not be required for any such purpose to
                  (A) qualify as a foreign corporation or foreign limited partnership in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this paragraph 4(a)(viii), (B) file a general consent to service of process in any such jurisdiction, (C) subject itself to taxation in any jurisdiction where it is not already subject to taxation or (D) make any changes to its Certificate of Incorporation or Bylaws, or any agreement between it and its stockholders;

            (ix) use its reasonable efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, that may be required to effect the registration or the offering or sale in connection therewith or to enable the Holders to offer, or to consummate the disposition of, their Registrable Securities;

            (x) furnish to each Holder, without charge, at least three (3) conformed copies of the Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);



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            (xi)  cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, which shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of the Registrable Securities; and

            (xii) enter into and deliver all such customary agreements
                  (including underwriting or purchase agreements), documents and take such other actions (including causing the delivery of opinions of counsel and "comfort" letters of independent certified public accountants) as are reasonably requested of the Company to expedite or facilitate the disposition of the Registrable Securities.

      (b) Each Holder shall provide the Company with all assistance reasonably necessary for the Company to comply with its obligations under this Agreement. Without limiting the generality of the foregoing provision, the Holders shall cause any entity that is controlled by one or more of them, individually or together, to use all reasonable efforts to provide the financial statements and other information about such entity that is required to be included in the Registration Statement.

      (c) Each Holder, upon receipt of any (i) notice from the Company of the happening of any event of the kind described in Section 4(a)(iii)
            (B), (C) or (D), (ii) notice from the Company that it is in possession of material information that has not been disclosed to the public and the Company reasonably deems it to be advisable not to include such information in the Registration Statement or (iii) notice from the Company that it is in the process of an underwritten registered offering of securities and the Company reasonably deems it to be advisable, based on the written request of the managing underwriter thereof, to have Holders temporarily discontinue distribution of the Registrable Securities pursuant to the Registration Statement (in each case, such notice being hereinafter referred to as a "SUSPENSION NOTICE"), such Holder will forthwith discontinue distribution of the Registrable Securities pursuant to the Registration Statement and shall not be entitled to the benefits provided in this Agreement with respect to any sales made by it in contravention of this subsection, until such Holder's receipt of the copies of the supplemented or amended prospectus or a notice from the Company that any order suspending the effectiveness of the Registration Statement has been withdrawn, or, in the case of (ii) or (iii) above, until further notice from the Company that disposition of Registerable Securities may resume, which shall be, in the case of (ii) above, a date no later than ninety (90) days after receipt of such notice, or, in the case of (iii) above, until a date no later than thirty (30) days after the date on which such offering is completed. Any Suspension Notice must be based upon a good faith determination of the Company Board that such Suspension Notice is reasonably necessary. In the case of a Suspension Notice, if so directed by the Company, each Holder shall deliver to the Company all copies in its possession, other than permanent file copies then in such Holder's possession, of the prospectus covering the offer and sale of the Registrable Securities that is current at the time of receipt of such notice. If the Company shall give any such notice to suspend the distribution of the Registrable Securities pursuant to any Registration Statement, the Company shall extend the period during which the


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            Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended prospectus necessary to resume such dispositions or received notice from the Company that any order suspending dispositions of the Registrable Securities has been withdrawn.

      (d) Each Holder shall (i) furnish in writing to the Company such information regarding such Holder and such Holder's intended method of distribution of its Registrable Securities as the Company may from time to time reasonably request in writing, and (ii) enter into and deliver all such customary agreements (including underwriting or purchase agreements) and documents (including legal opinions) as are reasonably requested of such Holder to expedite or facilitate the disposition of its Registrable Securities. Each such Holder shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of its Registrable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of distribution of its Registrable Securities required to be stated therein or necessary to make the statements therein not misleading and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or otherwise required so that such prospectus shall not contain, with respect to such Holder or the distribution of its Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each such Holder shall comply with the provisions of the Securities Act and the Exchange Act applicable to such Holder with respect to the disposition by such Holder of the Registrable Securities covered by the Registration Statement in accordance with the intended methods of disposition by such Holder set forth in the Registration Statement.

5. REGISTRATION OF ADDITIONAL SECURITIES. The Registration Statement may, in addition to the Registrable Securities, include other securities for sale for the Company's own account or for the account of any other Person.

6. REGISTRATION DEFERRAL PERIOD. If the Company shall furnish to the Holders a certificate (the "COMPANY CERTIFICATE") signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Company Board, acting reasonably and in the best interest of the Company, it would be detrimental to the Company and its stockholders for the Holders to sell the Registrable Securities under any such Registration Statement and it is therefore necessary to suspend the ability of the Holders to sell the Registrable Securities under the Registration Statement, the ability of such Holders to sell the Registrable Securities shall be suspended, for a period of not more than an aggregate of ninety
      (90) days from the date of the Company Certificate; PROVIDED HOWEVER, that the Company may not utilize this right more than one time in any twelve-month period. Upon receipt of a Company Certificate, each Holder shall refrain from disposing of its Registrable Securities during the above stated ninety (90) day period.



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7.    EXPENSES. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 3 or 4, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and of the Company's accountants, blue sky fees and expenses and the expenses of any special audits incident to or required by any such registration, shall be borne by such Holder pro rata on the basis of the number of shares of the Registrable Securities of such Holder included in such registration and such Holder shall pay its own selling expenses. Selling expenses shall mean all costs and commissions applicable to the sale of the Registrable Securities and all fees and disbursements of Holder's counsel and other professionals. To the extent that the Company registers a primary offering of additional securities pursuant to Section 5, the Company shall bear its pro rata share of the above-referenced registration expenses and its own selling expenses.

8. LISTING. The Company shall use its reasonable efforts to list all Registrable Securities on each securities exchange or automated quotation system on which any of the Common Stock is then listed .

9. RULE 144 INFORMATION. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act ("RULE 144") and any other rule or regulation of the Commission that may at any time permit a Holder to sell shares of Common Stock that are restricted securities to the public without registration, the Company agrees to: (a) make and keep public information available, as required by Rule 144; (b) use its reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to any Holder forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

10. INDEMNIFICATION. The Company shall indemnify and hold harmless each Holder, officer or director of any Holder, affiliate of any Holder or any Person deemed to control any Holder (a "Holder Indemnitee") against any losses, claims, damages or liabilities, joint or several, to which such Holder Indemnitee may become subject, under the Securities Act or otherwise, that directly or indirectly arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder Indemnitee for any legal or other expenses reasonably incurred by such Holder Indemnitee in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall have no liability hereunder to the extent that any such loss, claim, damage or liability arises out of or is based upon (a) an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement or the prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder Indemnitee expressly for use therein, or (b) the failure of a Holder Indemnitee to deliver the most recent version of the prospectus that is a part of the Registration Statement.



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11.   INDEMNIFICATION BY HOLDERS. Each Holder shall cause each Holder Indemnitee to indemnify and hold harmless the Company, the Company's officers and directors, affiliates of the Company and any Person deemed to control the Company (a "Company Indemnitee") against any losses, claims, damages or liabilities, joint or several, to which such Company Indemnitee may become subject, under the Securities Act or otherwise, that directly or indirectly arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and reimburse each Company Indemnitee for any legal or other expenses reasonably incurred by such Company Indemnitee in connection with investigating or defending any such action or claim as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration
      Statement or the prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder Indemnitee expressly for use therein.

12. PROCEEDINGS. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, suit or proceeding as to which a claim in respect thereof is to be made under Section 11 the Indemnified Person shall notify the party against whom the Indemnified Person intends to assert a claim for indemnification (an "INDEMNIFYING PERSON") in writing of the commencement thereof, but the omission so to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability that it may have to any Indemnified Person except to the extent the Indemnifying Person is prejudiced thereby. In case any such action shall be brought against any Indemnified Person and it shall notify the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel chosen by the Indemnifying Person, and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under this Section 12 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation; PROVIDED HOWEVER, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if the Indemnified Party reasonably believes based upon a written opinion of counsel that representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnified Person shall effect the settlement or compromise of, or consent to the entry of any judgement with respect to, any pending or threatened action or claim in respect of which indemnification or contribution has been or may be sought hereunder without the prior written consent of the Indemnifying Person and no Indemnifying Person shall have any liability whatsoever in connection with any settlement, compromise or consent entered into without such prior written consent.

13. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 11 is for any reason held to be unenforceable by an Indemnified Person although applicable in accordance with its terms, the Indemnified Person on the one hand and the Indemnifying Person on the other hand shall contribute to the aggregate losses,


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      liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Indemnified Person; PROVIDED, HOWEVER, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. As between the Indemnifying Person and each Indemnified Person, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other hand, from the offering of the Registrable Securities, the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other, with respect to the statements or omissions that resulted in such loss, liability, claim, damage or expense, or action in respect thereof and any other relevant equitable considerations. It is agreed that it would not be just and equitable if contribution pursuant to this Section 13 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 13, each Person, if any, who controls a party shall have the same rights to contribution as such party.

14. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; PROVIDED that this Agreement may not be assigned by any party hereto other than in compliance with the terms hereof.

15. NOTICES. All notices and other communications provided for in this Agreement shall be in writing, and shall be sufficiently given if made (a) by hand delivery or by telecopier and (b) by reputable express courier service (charges prepaid) or by registered or certified mail (postage prepaid and return receipt requested) (i) if to the Company, at the following address:

                           Electropharmacology, Inc.
                           2301 NW 33rd Court
                           Suite 102
                           Pompano Beach, Florida 33060
                           Attention: Chief Executive Officer
                           Phone: (954) 975-9818
                           Facsimile: (954) 975-4021

      or (ii) if to a Holder, at the address set forth for such Holder on Schedule A.

      All such notices and other communications shall be deemed to have been duly given and delivered: when delivered by hand, if personally delivered; when receipt acknowledged, if delivered by telecopier; two (2) Business Days after being deposited with a reputable express courier service (charges prepaid); and five (5) Business Days after being deposited in the mail, postage prepaid if delivered by United States mail (registered or certified mail, return receipt requested).

16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

17. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior understanding among such parties.



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



18. GOVERNING LAW; SEVERABILITY. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. If it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under applicable law, such invalidity or unenforceability shall not invalidate this entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

19. JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding against any party with respect to this Agreement and any Holder or Holder may be brought in a court of the United States sitting in the State of Delaware or, if jurisdiction is lacking in such a court, in a court of record in the State of Delaware, and each party hereto, and each Holder
      (a) irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum, and submits to such jurisdiction,
      (b) agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Delaware may be made upon The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such alternate process agent in the United States designated with respect to the party, or such Holder in a writing delivered to the Company (THE "PROCESS AGENT"), (c) irrevocably appoints the Process Agent in its name, place and stead to receive and forward such service of any and all such writs, process and summonses, (d) agrees that the failure of the Process Agent to give any notice of any such service of process to such party or such Holder or shall not impair or affect the validity of such service or of any judgment based thereon and (e) agrees to appoint a substitute process agent, if the Process Agent is no longer able to so act for any reason whatsoever, which substitute process agent shall thereafter be deemed to be the Process Agent hereunder and to give notice of such appointment to the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             Electropharmacology, Inc.

                                             By:
                                                --------------------------------
                                                Name:  Arup Sen
                                                Title:   Chairman and CEO

PRE-CLOSING EPi STOCKHOLDERS:

PARAGON CAPITAL AT
SPEAR, LEEDS & KELLOGG:


By:
   ----------------------------------
   George Levine, Chairman



By:                                          By:
   ----------------------------------           --------------------------------
   Norton Herrick                               Murray Feldman



HTD STOCKHOLDERS:


By:                                          By:
   ----------------------------------           --------------------------------
   Arup Sen                                     James Kaput


By:
   ----------------------------------
     Richard Kneipper



GEMINI PARTNERS:


By:                                          By:
   ----------------------------------           --------------------------------
   Krishna Jayaraman                            Shashikala Jayaraman



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